EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 30th day of June, 1996 but is effective as of August 1, 1996 (the "Effective Date") by and between Magic Promotions Inc. (the "Company"), a Florida corporation and a wholly-owned subsidiary of Magicworks Entertainment Incorporated (hereinafter called the "Parent"), and Glenn Bechdel (hereinafter called the "Executive").


                                    RECITALS

         A. The Executive is currently serving as the Vice President of the Company.

         B. The Executive possesses intimate knowledge of the business and affairs of the Company, its policies, methods and personnel.

         C. The Board of Directors of the Company (the "Board") recognizes that the Executive's contribution to the growth and success of the Company has been substantial and desires to retain the services of the Executive and to compensate him therefor.

         D. The Board has determined that this Agreement will reinforce and encourage the Executive's continued attention and dedication to the Company.

         E. The Executive is willing to continue to make his services available to the Company on the terms and conditions hereinafter set forth.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereby agree as follows:

         1. TERMINATION OF PRIOR AGREEMENTS. Any and all prior agreements relative to the rendering of services by the Executive to the Company shall automatically terminate upon the execution of this Agreement, and the provisions of this Agreement alone shall govern the relationship between the parties. Upon the execution of this Agreement, each of the parties hereto shall thereupon and thereby, without any further action, release and forever discharge the other from any and all liabilities and obligations of any nature arising out of or in connection any and all such prior employment and/or consulting agreements, understandings or arrangements.

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         2. EMPLOYMENT.

            2.1 EMPLOYMENT AND TERM. The Company shall employ the Executive and the Executive shall serve the Company, on the terms and conditions set forth herein, for the period commencing on the Effective Date and expiring August 1, 2001 (the "Term"), unless extended or sooner terminated as hereinafter set forth.

            2.2 DUTIES OF EXECUTIVE. The Executive shall serve as the Vice President of the Company and shall have such powers and authority commensurate with such position, shall diligently perform all services as may be reasonably assigned to him by the Board and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Executive shall devote substantially all of his working time and attention to the affairs of the Company.

            2.3 PLACE OF PERFORMANCE. In connection with his employment by the Company, the Executive shall be based at any one of the Company's corporate offices except for required travel on the Company's business to an extent substantially consistent with his present travel obligations.

         3. COMPENSATION.

            3.1 BASE SALARY.

                (a) Commencing on the Effective Date, the Executive shall receive a base salary at a rate equal to $150,000 per annum (the "Base Salary") during the Term, such Base Salary to be payable in substantially equal installments consistent with the Company's normal payroll schedule (the "Payment Schedule" and each day upon which such a payment is made, a "Payment Date"), PROVIDED, HOWEVER, that on the first Payment Date the Company shall pay to Executive the Base Salary for the period from August 1, 1996 through such date, and thereafter in accordance with the Payroll Schedule, subject to applicable withholding and other taxes.

                (b) On August 1, 1997 and on each August 1 thereafter during the Term, the Base Salary shall be increased by $25,000. Effective upon each such increase, the term "Base Salary" shall be modified to mean such increased amount without further action by the Company.

            3.2 ADDITIONAL COMPENSATION. In addition to the Base Salary, Executive may also receive bonuses in such amounts and at such times as may be determined in the sole discretion of the Board (or the Compensation Committee thereof).

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         4. EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

            4.1 EXPENSE REIMBURSEMENT. During the Term, the Company, upon the submission of supporting documentation by the Executive, shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company, including expenses for first class travel and entertainment. In addition, the Company shall provide the Executive with a corporate credit card to be used for business related expenses.

            4.2 OTHER BENEFITS. The Executive shall be entitled to receive such benefits of employment as are described on Exhibit A attached hereto. In addition, during the Term, the Company shall, upon receipt of proper documentation relating thereto, reimburse Executive for amounts expended for a disability policy (with maximum benefits payable under such policy to be determined by the Board) and a life insurance policy (with benefits payable thereunder to be in the amount of no more than $1,000,000) for the Executive (collectively, the "Policies"). Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary and/or Bonus payable to the Executive pursuant to this Agreement.

            4.3 CONTINUING BENEFITS. In the event that the Executive's employment is terminated other than for "Cause" (as defined in Section 5.1 below) the Company shall continue to provide to the Executive, for a period of two years following such termination, health and dental insurance substantially similar to that in effect at the time of such termination.

            4.4 WORKING FACILITIES. The Company shall furnish the Executive with an executive office, a personal secretary and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

            4.5 AUTOMOBILE ALLOWANCE. The Company shall pay the Executive an automobile allowance of $750 per month during the Term.

            4.6 VACATION. The Company shall allow Executive six (6) weeks of paid leave time each year for vacation or other similar purposes.

         5. TERMINATION.

            5.1 TERMINATION FOR CAUSE. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated by the Company for Cause. As used in this Agreement, "Cause" shall only mean (i) subject to the following sentences, any action or omission of the Executive which constitutes a willful and material breach of this Agreement which is not cured or as to which diligent attempts to cure have not commenced within thirty (30) business days after receipt by the Executive of notice of same, which notice specifies the conduct necessary to cure such breach, (ii) a finding by a court of law that the Executive has committed fraud, embezzlement or misappropriation as against the Company or (iii) the conviction of the

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Executive for any criminal act which is a felony. Any termination for Cause shall be made in writing to the Executive, which notice of termination shall set forth in detail all acts or omissions upon which the Company is relying for such termination. The Executive shall have the right to address the Company's Board regarding the acts set forth in the notice of termination. Upon any termination pursuant to this Section 5.1, the Company shall pay to the Executive any unpaid Base Salary accrued through the effective date of termination specified in such notice. Except as provided above, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1).

            5.2 DISABILITY. Notwithstanding anything contained in this Agreement to the contrary, the Company, by written notice to the Executive, shall at all times have the right to terminate this Agreement, and the Executive's employment hereunder, if the Executive shall, as the result of mental or physical incapacity, illness or disability, fail to perform his duties and responsibilities provided for herein for a consecutive period of more than one hundred eighty (180) days in any 12-month period. Upon any termination pursuant to this Section 5.2, the Company shall pay to the Executive any unpaid Base Salary accrued through the effective date of termination. Except as provided above, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Section 4.1).

            5.3 DEATH. In the event of the death of the Executive during the term of his employment hereunder, the Company shall pay to the personal representative of the estate of the deceased Executive any unpaid Base Salary accrued through the date of his death. Except as provided above, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, subject, however to the provisions of Section 4.1).

            5.4 TERMINATION WITHOUT CAUSE. The Company shall have the right to terminate the Executive's employment hereunder for any reason other than as set forth in Sections 5.1, 5.2 or 5.3 upon thirty (30) days written notice to the Executive; PROVIDED, HOWEVER, that upon any such termination pursuant to this
Section 5.4, the Company shall (i) pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice, (ii) continue to pay the Executive's Base Salary throughout the remainder of the Term, PROVIDED, HOWEVER, that in no event shall the Company pay to Executive less than two years Base Salary at the rate in effect on the date of termination pursuant to this Section 5.4 and (iii) make a payment to the Executive equal to one years Base Salary at the rate in effect on the date of termination pursuant to this Section 5.4 for each year or portion of a year served hereunder prior to such termination, which amount shall be paid within ten (10) days of such termination.

            5.5 VOLUNTARY RESIGNATION. In the event the Executive resigns as an employee of the Company, the Company shall pay to the Executive any unpaid Base Salary accrued through the effective date of resignation. Except as provided above, the Company shall have no further

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liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of resignation, subject, however, to the provisions of Section 4.1).

         6. RESTRICTIVE COVENANTS.

            6.1 NON-COMPETITION. The Executive shall not, during the Term of this Agreement and, unless the Company terminates the Executive's employment hereunder other than pursuant to Section 5.1, for a one (1) year period thereafter, serve as or be a consultant to or employee, officer, agent director or owner of more than five percent of another corporation, partnership or other entity which competes in any manner with or detracts from any business in which the Company or its subsidiaries or affiliates then engages (the "Business").

            6.2 NONDISCLOSURE. The Executive shall not, during the Term of this Agreement and for a period ending on the third anniversary of the expiration of the Term, divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company or the Parent. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company or the Parent (which shall include, but not be limited to, non-public information concerning the Company's productions, processes, know-how, financial condition, prospects, technology, customers, methods of doing business and marketing and promotion of the Company's or the Parent's productions) shall be deemed a valuable, special and unique asset of the Company or the Company that is received by the Executive in confidence and as a fiduciary, and the Executive shall remain a fiduciary to the Company and the Parent with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information relating to the Company and its affiliates disclosed to the Executive or known by the Executive as a consequence of or through his employment by the Company (including information conceived, originated, discovered, invented or developed by the Executive) prior to or after the date hereof, and not generally known about the Company or its affiliates or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law.

            6.3 NONSOLICITATION. The Executive shall not, during the Term of this Agreement and, unless the Company terminates the Executive's employment hereunder other than pursuant to Sections 5.1 or 5.2, for a one (1) year period thereafter, directly or indirectly, (i) solicit for employment or endeavor in any way to entice away from employment with the Company or its affiliates any employee of the Company or its affiliates; nor (ii) solicit or accept business competitive with the Business from any customers or clients of the Company or its affiliates, from any prospective customers or clients whose business the Company or any affiliate of the Company is in the process of soliciting at the time the Executive's employment with the Company terminated or ceased, or from any former customers or clients which had been doing business with the Company or its affiliates within one (1) year prior to the time the Executive's employment with the Company terminated or ceased.

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            6.4 BOOKS AND RECORDS. All books, records, manuals, notations, applications, accounts and similar repositories of Confidential Information of the Company, whether created, used, received or otherwise coming into the Executive's possession during the course of the Executive's employment hereunder, shall be the exclusive property of the Company and shall be immediately returned to the Company upon termination of this Agreement or at the Board's request at any time provided, however, that Executive's personal rolodex and any other property of the Executive, on the Company's premises which is not and does not contain Confidential Information shall not be deemed Company property and shall not be subject to this Section 6.4.

         7. INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in
Section 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 6 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

         8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to any conflict of law rule or principle that would give effect to the laws of another jurisdiction. In the event that any dispute shall arise with respect to this Agreement, then such dispute shall be submitted for resolution to arbitration in Miami, Florida in accordance with the rules of the American Arbitration Association then in effect. The non-prevailing party in such arbitration shall pay all reasonable fees and expenses of the prevailing party, including fees and expenses of counsel for the prevailing party.

         9. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


         If to the Company:       Magicworks Entertainment Incorporated
                                  930 Washington Avenue
                                  Miami, Florida 33139
                                  Attention:  President

         If to the Executive:     Glenn Bechdel
                                  c/o Magicworks Entertainment Incorporated
                                  930 Washington Avenue
                                  Miami, Florida 33139
                                  Attention:  President
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or to such other addresses as either party hereto may from time to time give notice of to the other in the aforesaid manner.

         10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive and the Company with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument which specifically refers to this Agreement which is signed by both the Company and the Executive.

         11. BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns. Notwithstanding the foregoing, neither party may assign its rights or benefits hereunder without the prior written consent of the other party hereto.

         12. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by duration, geographic scope or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

         13. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

         14. DAMAGES. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement.

         15. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person (other than the parties hereto and, in the case of the Executive, his heirs, personal representative(s) and/or legal representative) any rights or remedies under or by reason of this Agreement.

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        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                       MAGIC PROMOTIONS, INC.




                                       By:
                                            -----------------------------------
                                             Joe Marsh, President



                                             ----------------------------------
                                             Glenn Bechdel

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                                    EXHIBIT A


         1. Attach health plans, dental plans, etc. pursuant to Section 4.2.

         2. 401K Plan of the Company.

         3. Pension Plan of the Company.

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